Exhibit 99(a)

News release

---------------AT THE COMPANY---------------
Lynn Afendoulis
Director, Corporate Communications
(616) 365-1502

FOR IMMEDIATE RELEASE
WEDNESDAY, October 16, 2013

UFPI Q3 2013 earnings more than triple; sales up by more than 22 percent

–Double-digit sales increases in all markets–

GRAND RAPIDS, Mich., Oct. 16, 2013 – Universal Forest Products, Inc. (Nasdaq: UFPI) today announced third-quarter 2013 results, including a 22.2 percent increase in net sales to $651.8 million, up from net sales of $533.4 million in the third quarter of 2012. Net earnings for the third quarter of 2013 were $14.1 million, or $0.71 per diluted share, compared to net earnings of $4.2 million, or $0.21 per diluted share, for the same quarter of 2012. Universal saw strong sales growth in each of its markets.

“I am very pleased with our third-quarter results and especially with our people, who drove strong performance in the quarter and made us a better company than we were a year ago,” said CEO Matthew J. Missad. “We saw robust growth in each of our markets, and we enhanced margins in a number of areas.

“In addition, our teams were successful in improving operations that were under-performing or unprofitable in 2012,” Missad said. “They’re working diligently to grow sales and profitability, and we’re seeing the results of their hard work.  We still have many areas for improvement, but this truly is an exciting time to be part of the UFPI family of companies.”

Missad said the Company remains focused on its goals of growing sales by adding new products, new customers and new markets.
—more—

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Lumber prices, which have an impact on the Company’s selling prices, were up in the third quarter: Overall lumber prices were up 6.9 percent; Southern Yellow Pine prices, which make up a significant portion of the Company’s lumber purchases, were up 16.7 percent. For the quarter, the Company posted the following results by market:

Retail building materials: $247.0 million, an increase of 21.6 percent over the third quarter of 2012.
The Company is seeing the results of its strategy to grow sales with both independent and big box retailers by diversifying product mix and providing enhanced service and innovation. Sales increased by 14.8 percent to independent retailers and by 27.7 percent to big box customers in the third quarter of 2013 compared to the same period of 2012. Comparable store sales at big box retailers saw gains during the period as consumer spending improved. Universal continues to focus on innovation and on providing new products, and excellent service and quality.

Industrial packaging/components: $187.3 million, up 20.8 percent over the third quarter of 2012.
The Company continues to focus on adding customers and products, and added 402 customers in the third quarter of 2013. It also is focused on expanding its reach into non-wood packaging materials and on providing complete packaging solutions. Industrial production in the United States advanced just 0.4% in August 2013, after remaining flat the previous month. Total industrial production in August 2013 was 2.7 percent above the level a year earlier.

Manufactured housing: $100.0 million, an increase of 12.3 percent over 2012. According to the most recent statistics available, shipments of HUD-Code homes were up 13.3 percent in July 2013 and 4.9 percent in August 2013 over the same months of 2012. This remains an important market for Universal, which is focused on serving existing customers with unparalleled products and service and on adding to the products it supplies.

Residential construction: $89.7 million, up 29.3 percent over the same period of 2012. The Company is focused on maintaining a balanced book of business relative to single- and multifamily construction, and on delivering quality products and service. For June to August 2013, total housing starts were up 15.3 percent over the same period last year, including gains of 14.0 percent and 18.6 percent in single-family and multifamily starts, respectively.

Commercial construction and concrete forming: $36.7 million, an increase of 51.7 percent over 2012. Universal continues to expand its products and services in these arenas and sees opportunity in the concrete forming business, in which it manufactures and/or supplies forms and other materials for concrete construction projects, from bridges to stadiums.
—more—

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CONFERENCE CALL
Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 8:30 a.m. ET on Thursday, October 17, 2013. The call will be hosted by CEO Matthew Missad and CFO Michael Cole, and will be available for analysts and institutional investors domestically at (866) 700-5192 and internationally at (617) 213-8833. Use conference pass code 35668115. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through Friday, November 15, 2013, domestically at (888) 286-8010 and internationally at (617) 801-6888. Use replay pass code 67475974.

UNIVERSAL FOREST PRODUCTS, INC.
Universal Forest Products, Inc. is a holding company that provides capital, management and administrative resources to subsidiaries that design, manufacture and market wood and wood-alternative products for building materials retailers and wholesalers, structural lumber and other products for the manufactured housing and residential construction markets, and specialty wood packaging and components and packing materials for various industries. It has subsidiaries that provide framing services for the residential construction market in some parts of the country; that manufacture and market products used for concrete construction; and that offer lawn and garden products, such as trellises and arches, to retailers nationwide. Its consumer products operations offer a large portfolio of outdoor living products, including wood composite decking, decorative balusters, post caps and plastic lattice. Founded in 1955, Universal Forest Products is headquartered in Grand Rapids, Mich. Its subsidiaries operate facilities throughout North America. For more about Universal, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

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CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)
FOR THE NINE MONTHS ENDED
SEPTEMBER 2013/2012

	Quarter Period				Year to Date
(In thousands, except per share data)	2013		2012		2013		2012

NET SALES	$651,780	100%	$533,366	100%	$1,944,711	100%	$1,584,170	100%

COST OF GOODS SOLD	573,491	88.0	478,139	89.6	1,729,027	88.9	1,403,202	88.6

GROSS PROFIT	78,289	12.0	55,227	10.4	215,684	11.1	180,968	11.4

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	53,020	8.1	45,186	8.5	154,348	7.9	140,070	8.8
ANTI-DUMPING DUTY ASSESSMENTS	887	0.1	2,000	0.4	887	-	2,328	0.1
NET GAIN ON DISPOSITION OF ASSETS, EARLY RETIREMENT, AND OTHER IMPAIRMENT AND EXIT CHARGES	(145)	-	(269)	(0.1)	(253)	-	(7,052)	(0.4)

EARNINGS FROM OPERATIONS	24,527	3.8	8,310	1.6	60,702	3.1	45,622	2.9

OTHER EXPENSE, NET	982	0.2	651	0.1	2,969	0.2	2,330	0.1

EARNINGS BEFORE INCOME TAXES	23,545	3.6	7,659	1.4	57,733	3.0	43,292	2.7

INCOME TAXES	8,530	1.3	2,903	0.5	20,589	1.1	16,140	1.0

NET EARNINGS	15,015	2.3	4,756	0.9	37,144	1.9	27,152	1.7

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(924)	(0.1)	(558)	(0.1)	(2,057)	(0.1)	(1,290)	(0.1)

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$14,091	2.2	$4,198	0.8	$35,087	1.8	$25,862	1.6

EARNINGS PER SHARE - BASIC	$0.71		$0.21		$1.76		$1.31

EARNINGS PER SHARE - DILUTED	$0.71		$0.21		$1.76		$1.31

COMPREHENSIVE INCOME	15,767		6,270		36,828		28,490

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(1,106)		(957)		(2,098)		(1,675)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$14,661		$5,313		$34,730		$26,815

SUPPLEMENTAL SALES DATA
	Quarter Period			Year to Date
Market Classification	2013	2012	%	2013	2012	%
Retail Building Materials	$247,002	$203,126	22%	$767,810	$678,408	13%
Residential Construction	89,692	69,378	29%	258,328	181,148	43%
Commercial Construction and Concrete Forming	36,737	24,217	52%	104,627	67,954	54%
Industrial	187,253	155,048	21%	541,079	449,017	21%
Manufactured Housing	99,976	89,026	12%	299,338	232,729	29%
Total Gross Sales	660,660	540,795	22%	1,971,182	1,609,256	22%
Sales Allowances	(8,880)	(7,429)		(26,471)	(25,086)
Total Net Sales	$651,780	$533,366		$1,944,711	$1,584,170

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CONSOLIDATED BALANCE SHEETS (UNAUDITED)
SEPTEMBER 2013/2012

(In thousands)
ASSETS	2013	2012	LIABILITIES AND EQUITY	2013	2012

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$5,151	$4,355	Accounts payable	$85,520	$72,080
Restricted cash	720	553	Accrued liabilities	78,820	57,399
Accounts receivable	241,990	191,178	Current portion of long-term
Inventories	232,209	209,138	debt and capital leases	-	40,000
Other current assets	29,483	27,164

TOTAL CURRENT ASSETS	509,553	432,388	TOTAL CURRENT LIABILITIES	164,340	169,479

OTHER ASSETS	14,312	14,918	LONG-TERM DEBT AND
INTANGIBLE ASSETS, NET	170,301	169,108	CAPITAL LEASE OBLIGATIONS,
PROPERTY, PLANT AND			less current portion	84,700	15,918
EQUIPMENT, NET	239,347	216,931	OTHER LIABILITIES	41,072	36,231
			EQUITY	643,401	611,717

TOTAL ASSETS	$933,513	$833,345	TOTAL LIABILITIES AND EQUITY	$933,513	$833,345

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CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED
SEPTEMBER 2013/2012

(In thousands)	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$37,144	$27,152
Adjustments to reconcile net earnings attributable to controlling interest to net cash from operating activities:
Depreciation	22,333	22,154
Amortization of intangibles	1,880	2,218
Expense associated with share-based compensation arrangements	1,553	1,078
Excess tax benefits from share-based compensation arrangements	(8)	(73)
Loss reserve for notes receivable	-	767
Deferred income taxes (credit)	(83)	(1,223)
Equity in earnings of investee	(152)	(25)
Net gain on sale or impairment of property, plant and equipment	(195)	(7,228)
Changes in:
Accounts receivable	(79,849)	(63,466)
Inventories	11,261	(13,483)
Accounts payable	19,336	22,285
Accrued liabilities and other	34,518	12,343
NET CASH FROM OPERATING ACTIVITIES	47,738	2,499

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(32,108)	(22,187)
Proceeds from sale of property, plant and equipment	1,261	15,092
Acquisitions, net of cash received	(9,296)	(2,149)
Purchase of patents & product technology	-	(95)
Advances of notes receivable	(1,990)	(1,157)
Collections of notes receivable and related interest	1,441	915
Cash restricted as to use	6,111	(553)
Other, net	28	(387)
NET CASH FROM INVESTING ACTIVITIES	(34,553)	(10,521)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under revolving credit facilities	(11,090)	6,217
Repayment of long-term debt	-	(2,773)
Debt issuance costs	(15)	(86)
Proceeds from issuance of common stock	839	1,826
Distributions to noncontrolling interest	(1,460)	(871)
Capital contribution from noncontrolling interest	-	281
Dividends paid to shareholders	(3,977)	(3,946)
Excess tax benefits from share-based compensation arrangements	8	73
Other, net	-	4
NET CASH FROM FINANCING ACTIVITIES	(15,695)	725

Effect of exchange rate changes on cash	14	347
NET CHANGE IN CASH AND CASH EQUIVALENTS	(2,496)	(6,950)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	7,647	11,305

CASH (CASH OVERDRAFT), END OF PERIOD	$5,151	$4,355

SUPPLEMENTAL INFORMATION:
Interest paid	$2,958	$2,498
Income taxes paid	6,780	15,797